EXHIBIT 5

4000 One Williams Center

Tulsa, Oklahoma 74172

918.586.5711 Phone

918.586.8982 Fax

www.cwlaw.com

January 20, 2009

Matrix Service Company

5100 E. Skelly Drive, Suite 700

Tulsa, Oklahoma 74135

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Matrix Service Company, a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time by the Company of up to $400,000,000 aggregate offering price of (i) debt securities of the Company, which may be either senior debt securities or subordinated debt securities (the “Debt Securities”), (ii) shares of preferred stock, $.01 par value, of the Company (the “Preferred Stock”), (iii) shares of common stock, $.01 par value, of the Company (the “Common Stock”), (iv) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock of the Company (the “Warrants”), and (v) units consisting of one or more Debt Securities, shares of Preferred Stock, shares of Common Stock, Warrants or any combination of such securities (the “Units”, and together with the Debt Securities, the Preferred Stock, the Common Stock and the Warrants, the “Securities”).

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, (iii) the form of indenture relating to the senior Debt Securities (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (iv) the form of indenture relating to the subordinated Debt Securities (the “Subordinated Indenture”) filed as an exhibit to the Registration Statement, and (v) the form of Warrant Agreement relating to the Warrants (“Warrant Agreement”) filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Matrix Service Company

January 20, 2009

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect on such parties. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Senior Indenture, the Subordinated Indenture, the Warrant Agreement and the Registration Statement. We have also assumed that the choice of New York law to govern the Senior Indenture, the Subordinated Indenture and the Warrant Agreement is a valid and legal provision.

In addition, with regard to the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act, (iii) a prospectus supplement will have been prepared and filed with the Commission in accordance with the Securities Act and the rules and regulations thereunder describing the terms and provisions of the Securities offered thereby and the terms and conditions relating to the offer and sale thereof, (iv) all Securities will be issued and sold in compliance with applicable Federal and state securities laws, (v) the Securities have been issued and sold as contemplated by the Registration Statement and any prospectus supplement thereto, (vi) the Company has received the consideration for the Securities as contemplated by the Registration Statement and any prospectus supplement thereto, and (vii) all Securities issuable upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants sold will, at the time of sale, have been duly authorized, and reserved for issuance upon such conversion, exchange or exercise.

Our opinions set forth herein are limited to the laws of the States of Delaware and New York which are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

Based on and subject to the foregoing, and to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. The senior Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Senior Indenture and any supplemental indenture in respect of the senior Debt Securities have been duly executed and delivered, (iv) the terms of the senior Debt Securities have been duly established in accordance with the Senior Indenture and any applicable supplemental indenture relating to the senior Debt Securities, and (v) the senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and any related supplemental indenture in respect of the senior Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Matrix Service Company

January 20, 2009

2. The subordinated Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate action, (ii) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Subordinated Indenture and any supplemental indenture in respect of the subordinated Debt Securities have been duly executed and delivered, (iv) the terms of the subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and any applicable supplemental indenture relating to the subordinated Debt Securities, and (v) the subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and any related supplemental indenture in respect of the subordinated Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

3. The shares of Preferred Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock, including the adoption of a Certificate of Designation relating to the Preferred Stock and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and (ii) such shares of Preferred Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Preferred Stock) in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

4. The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

Matrix Service Company

January 20, 2009

5. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered, (iii) the Warrants or certificates representing the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement, and (iv) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6. The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units, (ii) the terms of the collateral arrangements, if any, relating to the Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iii) the Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any prospectus supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth above are subject to the following qualifications, further assumptions and limitations:

(a) the enforcement of any agreements or instruments may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

(b) we have assumed that the execution and delivery by the Company of the Senior Indenture, the Subordinated Indenture and the Warrant Agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject; and

(c) we have assumed that there will be a sufficient number of unissued shares of Preferred Stock and Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance to cover the number of shares of Preferred Stock and Common Stock issued and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise.

Matrix Service Company

January 20, 2009

Furthermore, the opinions set forth above are subject to the effects of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the availability of a remedy under certain circumstances where another remedy has been elected, (c) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (d) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (e) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (f) limit the waiver rights under usury laws.

We consent to the to the filing of this opinion as an exhibit to the Registration Statement and to reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. The effective date of this opinion is the date first set forth above, and we do not undertake to advise you of any matter brought to our attention thereafter which would or may modify, in whole or in part, any or all of the foregoing.

Very truly yours,

/s/ Conner & Winters, LLP
CONNER & WINTERS, LLP